                                                                      Exhibit 11



                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

                                                    Nine Months Ended September 30,
                                           ---------------------------------------------
                                                            2000                   1999
                                           ---------------------------------------------
Net Income                                                 1,309                    862
  Less dividends on preferred stock                          (19)                   (19)
                                           ---------------------------------------------

Net Income available to common
  stockholders                                             1,290                    843

Average shares outstanding - both basic
  and diluted                                            668,360                668,360

Earnings per share - Basic and diluted                     $1.93                  $1.26

                                                    Quarters Ended September 30,
                                           ---------------------------------------------
                                                            2000                   1999
                                           ---------------------------------------------
Net Income                                                   350                    489
 Less dividends on preferred stock                            (6)                    (6)
                                           ---------------------------------------------

Net Income available to common
 stockholders                                                344                    483

Average shares outstanding - both
 basic and diluted                                       668,360                668,360

Earning per share - Basic and diluted                      $0.51                  $0.72